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Carolina Power & Light Company
BALANCE  SHEETS
(In thousands)
                                                                        June 30               December 31

                                                                 1997             1996             1996
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                                   ASSETS

Electric Utility Plant
  Electric utility plant in service                       $ 9,968,079      $ 9,584,032     $  9,783,442
  Accumulated depreciation                                 (3,966,186)      (3,643,838)      (3,796,645)
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         Electric utility plant in service, net             6,001,893        5,940,194        5,986,797
  Held for future use                                          14,176           12,752           12,127
  Construction work in progress                               127,692          184,614          196,623
  Nuclear fuel, net of amortization                           200,359          175,968          204,372
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         Total Electric Utility Plant, Net                  6,344,120        6,313,528        6,399,919
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Current Assets
  Cash and cash equivalents                                    20,386            2,448           10,941
  Accounts receivable                                         343,669          355,137          384,318
  Fuel                                                         62,120           58,094           60,369
  Materials and supplies                                      127,039          124,245          122,809
  Prepayments                                                  54,197           58,359           65,794
  Other current assets                                         40,271           30,651           27,808
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         Total Current Assets                                 647,682          628,934          672,039
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Deferred Debits and Other Assets
  Income taxes recoverable through future rates               356,700          384,669          384,336
  Abandonment costs (Note 3)                                   52,345           50,136           65,863
  Harris Plant deferred costs                                  72,156           94,782           83,397
  Unamortized debt expense                                     59,205           72,452           69,956
  Miscellaneous other property and investments                381,148          499,424          489,334
  Other assets and deferred debits                            222,331          176,284          204,357
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         Total Deferred Debits and Other Assets             1,143,885        1,277,747        1,297,243
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            Total Assets                                  $ 8,135,687      $ 8,220,209     $  8,369,201
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                       CAPITALIZATION AND LIABILITIES

Capitalization
  Common stock equity                                     $ 2,705,823      $ 2,636,175     $  2,690,454
  Preferred stock - redemption not required                    59,376          143,801          143,801
  Long-term debt, net                                       2,525,808        2,565,268        2,525,607
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         Total Capitalization                               5,291,007        5,345,244        5,359,862
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Current Liabilities
  Current portion of long-term debt                            43,436          138,258          103,345
  Current portion of preferred stock (Note 5)                  84,425                -                -
  Notes payable                                                93,900           80,749           64,885
  Accounts payable                                            159,563          155,758          375,216
  Interest accrued                                             38,873           42,462           39,436
  Dividends declared                                           71,727           71,549           73,469
  Deferred fuel credit                                          5,102           17,560            4,339
  Other current liabilities                                   106,602          161,688           74,668
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         Total Current Liabilities                            603,628          668,024          735,358
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Deferred Credits and Other Liabilities
  Accumulated deferred income taxes                         1,784,344        1,733,287        1,827,693
  Accumulated deferred investment tax credits                 227,145          237,484          232,262
  Other liabilities and deferred credits                      229,563          236,170          214,026
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         Total Deferred Credits and Other Liabilities       2,241,052        2,206,941        2,273,981
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Commitments and Contingencies (Note 6)

            Total Capitalization and Liabilities          $ 8,135,687      $ 8,220,209     $  8,369,201
========================================================================================================

SCHEDULES OF COMMON STOCK EQUITY
(In thousands)
  Common stock                                            $ 1,370,858      $ 1,384,712     $  1,366,100
  Unearned ESOP common stock                                 (166,866)        (178,514)        (178,514)
  Capital stock issuance expense                                 (790)            (790)            (790)
  Retained earnings                                         1,502,621        1,430,767        1,503,658
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         Total Common Stock Equity                        $ 2,705,823      $ 2,636,175     $  2,690,454
========================================================================================================

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See Supplemental Data and Notes to Consolidated Interim Financial Statements.


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